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                                                                    EXHIBIT 23.4

                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of Mcglen Internet Group, Inc. on Form S-4 of our report, dated April 23, 2001, on the financial statements of Lan Plus Corporation, appearing in the proxy statement/prospectus, which is a part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


/s/Singer Lewak Greenbaum & Goldstein LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
August 1, 2001